UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 3, 2013

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5950 La Place Court, Suite 160, Carlsbad, CA 92008

(Address of principal executive offices and zip code)

(760) 230-8986

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into Material Definitive Agreements

Second Amendment to China Motion Stock Purchase Agreement

On March 3, 2013, VelaTel Global Communications, Inc., a Nevada corporation and the registrant responsible for the filing of this Form 8-K (“Company”), through its wholly owned subsidiary Gulfstream Capital Partners Ltd. (“Buyer”) (and supported by the Company’s Corporate Guaranty of Buyer’s obligations), entered into (1) a second amendment (“Second Amendment”) to a Stock Purchase Agreement (“SPA”) and Corporate Guaranty, (2) a promissory note (“Note”) and (3) a stock pledge deed and stock escrow agreement (“Stock Pledge Agreement”), each with China Motion Telecom International Limited (“Listco”), Listco’s wholly owned subsidiary China Motion Holdings Limited (“Holdings”), and Holdings’ 95% subsidiary ChinaMotion InfoServices Limited (“CMInfo”) (and Holdings and CMInfo collectively, “Seller”) to acquire 100% of the capital stock (“MVNO Stock”) of China Motion Telecom (HK) Limited (“CMTHK”). The terms of the SPA and Corporate Guaranty were disclosed in a current Report on Form 8-K filed on November 27, 2012 and incorporated by this reference. The terms of a prior First Amendment were disclosed in a current Report on Form 8-K filed on February 4, 2013 and incorporated by this reference. The material terms of the Second Amendment are summarized below. Capitalized terms are as defined in the SPA, the Second Amendment, or other Transaction Documents. Payment amounts are expressed in Hong Kong dollars. Currency conversions to US dollars are expressed in parentheses at a conversion rate of HK$7.75=US$1, with the US equivalent rounded to the nearest US$100, and are therefore approximate and may change as of the date any amount becomes payable or otherwise effective.

The Purchase Price for the MVNO Stock is HK$49,500,000 (US$6,387,100), consisting of HK$12,009,362.55 (US$1,549,600) cash (including HK$4,646,862.55 (US$599,600) deposit paid pursuant to the SPA (“Buyer’s Deposit”), plus HK$7,362,500 (US$950,000) to be paid at Closing (“Down Payment”), plus HK$37,490,637.45 (US$4,837,500) as the principal balance of the Note to be issued by the Company at Closing. The Purchase Price is subject to the following Adjustments, as determined by audit of CMTHK’s balance sheet as of February 28, 2013 to be completed within four months of Closing: (1) a credit to Seller equal to the balance of all cash, accounts receivable, other receivables, inventory, and prepayments to others, and (2) a credit to Buyer equal to the balance of all accounts payable, accruals and other payable, and advance income received. The aggregate Cash Balance in CMTHK’s accounts as of Closing shall be at least HK$7,800,000 (US$1,006,500) and the Company shall cause CMTHK to pay to Seller any Excess Amount within five days of Closing.

The Note is in the total amount of HK$38,990,637.45 (US$5,031,000), of which the principal balance of HK$37,490,637.45 (US$4,837,500) is applicable to the Purchase Price and the remaining HK$1,500,000 (US$193,500) represents interest that will accrue on the Note through its maturity and is not part of the Purchase Price. The Note calls for a payment of HK$4,650,000 (US$600,000) principal only on the date which is the same calendar day three months after Closing (June 1, 2013) and the remaining HK$32,840,637.45 (US$4,237,500) balance of principal and accrued interest due on the date which is the same calendar date six months after Closing (September 1, 2013).

As security for repayment of the Note, the Company agrees to pledge the MVNO Stock to Seller pursuant to the terms of the Stock Pledge Agreement. Seller shall act as Interim Escrow Agent under the Stock Pledge Agreement, subject to appointment of a Substitute Escrow Agent the Parties will promptly locate and retain and who is willing to accept substantially all of the material terms of the Stock Pledge Agreement.

The Company agrees to hold Seller harmless from any claims or damages arising solely out of or in connection with the Company taking over CMTHK during the time period between Closing and final Termination of the Stock Pledge Agreement, including, any diminution of the value of the net current assets of CMTHK to a level below their net value as of Closing.

For so long as the Note remains unpaid, Seller shall be entitled to appoint one of three or more members of the CMTHK’s Board of Directors, and the following fundamental decisions shall require the unanimous consent of all Directors and the written consent of Seller: (a) borrow any sum or enter into any contract for capital expenditures that is in excess of HK$1,500,000 (US$193,500) or is outside the course of CMTHK’s general business model as a telecommunications service provider; (b) vary any rights attaching to any of CMTHK’s shares; (c) consolidate or merge with or acquire any other business or dispose of any existing capital assets of CMTHK; (d) issue any CMTHK shares or create or issue any debentures or other securities convertible into shares or debentures; (e) pass any resolutions in general meeting or by way of written resolution relating to wind-up or dissolution of CMTHK; and (f) distribute any profits of CMTHK.

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The Company commits to begin upgrading CMTHK’s telecommunications network. CMTHK shall bear the expenses of engineering services rendered in connection with such upgrade, upon reasonable commercial terms estimated to total approximately no more than HK$1,300,000 (US$167,700) per month (“Technical Service Fee”), and such fees shall be processed and approved for payment immediately.

The Company agrees to pay to Seller at Closing HK$387,500 (US$50,000) towards reimbursement of total costs and disbursements to Professional Fees incurred by Listco in connection with the First Amendment and the Second Amendment, which payment is in addition to and is not part of the Purchase Price.

The Second Amendment becomes effective as of March 1, 2013 notwithstanding that it is signed on March 3, 2013.

A complete copy of the Second Amendment is attached as Exhibit 10.1 to this Form 8-K, and is incorporated by this reference. The form of the Note and the Stock Pledge Agreement were referred to in the Second Amendment as internal Exhibits 1 and 2, respectively. Those documents were signed separately and are included as independent Exhibits to this Form 8-K.

A complete copy of the Note is attached as Exhibit 10.2 to this Form 8-K, and is incorporated by this reference.

A complete copy of the Stock Pledge Agreement (including its internal Exhibits 1 and 2) is attached as Exhibit 10.3 to this Form 8-K, and is incorporated by this reference.

Closing of the SPA, as amended by the First Amendment and the Second Amendment, and together with the other Transaction Documents, occurred as of March 1, 2013 when the Company initiated a wire transfer for payment of the Down Payment and the Professional Fees, and Seller endorsed and re-issued the MVNO Stock in the name of Buyer. The Parties continued to finalize various details of the Transaction Documents until they were signed, executed and delivered on March 3, 2013.

Item 8.01   Other Events

On March 11, 2013, the Company will issue a press release describing the Closing of the CMTHK acquisition and its expected impact on the Company’s operations. The press release will be available through various media outlets, including the Company’s website, www.velatel.com.

Item 9.01   Exhibits

10.1	Second Amendment to Stock Purchase Agreement and Corporate Guaranty

10.2	Promissory Note

10.3	Stock Pledge Deed and Stock Escrow Agreement

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2013

VelaTel Global Communications, Inc.

By: /s/George Alvarez

Name: George Alvarez

Title: Chief Executive Officer

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